Mantyla McREYNOLDS LLC

The CPA. Never Underestimate The Value.

Exhibit 23.1b

CONSENT OF INDEPENDENT REGISTERED ACCOUNTANTS

We consent to the incorporation in this Registration Statement on Form SB-2/Pre-Effective Amendment No. 3 of our report dated January 31, 2006, on our audit of the financial statements of Somebox, Inc. as of November 30, 2005 and for the years ended November 30, 2005 and 2004. We also consent to the reference to our firm under the caption "Experts."

/s/ Mantyla McReynolds LLC Mantyla McReynolds LLC Salt Lake City, Utah May 26, 2006

5872 South 900 East, Suite 250 * Salt Lake City, Utah 84121 * (801) 269-1818 * Fax (801) 266-3481